CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form N-14 ("Registration Statement") of our report dated February 24, 2014, relating to the financial statements and financial highlights which appears in the December 31, 2013 Annual Report to Shareholders of the Hansberger International Growth Fund. We also consent to the reference to PricewaterhouseCoopers under the headings "Financial Highlights" and “Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 28, 2014